Exhibit 99.1

FOR IMMEDIATE RELEASE

LUCAS ENERGY ANNOUNCES 1-for-25 REVERSE STOCK SPLIT

HOUSTON, TEXAS –July 2, 2015 – Lucas Energy, Inc. (NYSE MKT: LEI) (“Lucas” or the “Company”), an independent oil and gas company with its operations in Texas, today announced that, pursuant to the authorization provided by the Company’s stockholders at the Company’s March 25, 2015 annual meeting, and in order to meet the continued listing standards of the NYSE MKT, the Board of Directors has approved the filing of an amendment to the Company’s Articles of Incorporation to effect a 1-for-25 reverse stock split of all outstanding common stock shares of the Company.  We anticipate that the 1-for-25 reverse stock split will be effective as of close of business on July 14, 2015 and the Company's common stock will begin trading on a split-adjusted basis on July 15, 2015.

The effect of the reverse stock split will be to combine each 25 shares of outstanding common stock into one new share, with no change in authorized shares or par value per share, and to reduce the number of common stock shares outstanding from approximately 35.1 million shares to approximately 1.4 million shares (prior to rounding).  Proportional adjustments will be made to the conversion and exercise prices of the Company's outstanding convertible preferred stock, warrants and stock options, and to the number of shares issued and issuable under the Company's stock incentive plans.  The reverse stock split will not affect any shareholder's ownership percentage of the Company’s common stock, except to the limited extent that the reverse stock split would result in any shareholder owning a fractional share. Fractional shares of common stock will be rounded up to the nearest whole share.

The Company's trading symbol of "LEI" will not change as a result of the reverse stock split, although it is expected that the letter "D" will be appended to the Company's ticker for approximately 20 trading days following the effective date to indicate the completion of the reverse stock split.  In addition, the common stock will trade under a new CUSIP number, 549333300.

Shareholders who hold their shares in electronic form at a brokerage firm need not take action as the shares will automatically be adjusted to reflect the reverse stock split.  Beneficial holders may contact their bank, broker or nominee for more information.  Shareholders holding physical certificates may (but are not required to), send their certificates to the Company’s transfer agent at the address given below for reissuance in post-split form.  The Company’s transfer agent, ClearTrust, LLC, will act as the exchange agent for this reverse split and will issue a new share certificate reflecting the terms of the reverse stock split to each stockholder who submits a physical stock certificate with instructions for reissuance.  Regardless of whether physical certificates are submitted for reissuance, certificates evidencing pre-split holdings will only entitle stockholders to their applicable post-split ownership of common stock.

The Company’s Transfer Agent is:

ClearTrust, LLC
16540 Pointe Village Dr., Suite 210
Lutz, Florida 33558
Phone (813) 235-4490
www.cleartrustonline.com

About Lucas Energy, Inc.

Lucas Energy (NYSE MKT: LEI) is engaged in the development of crude oil and natural gas in the Austin Chalk and Eagle Ford formations in South Texas. Based in Houston, Lucas Energy's management team is committed to building a platform for growth and the development of its five million barrels of proved Eagle Ford and other oil reserves while continuing its focus on operating efficiencies and cost control.

For more information, please visit the Lucas Energy web site at www.lucasenergy.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. These statements include statements regarding our planned fund raising and drilling activities, the planned status and timing of production, the availability of funding, and related disclosures. Although Lucas believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Lucas to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in Lucas’s Annual Report on Form 10-Q, Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

Lucas Investor Relations Contact

Carol Coale / Ken Dennard
Dennard ▪ Lascar Associates, LLC
(713) 529-6600
ccoale@dennardlascar.com